REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of the Metropolitan Series Fund,
Inc.:

Harris Oakmark Focused Value Portfolio
Zenith Equity Portfolio
Loomis Sayles Small Cap Portfolio
Blackrock Legacy Large Cap Growth Portfolio
Capital Guardian US Equity Portfolio
Metlife Stock Index Portfolio
Franklin Templeton Small Cap Growth Portfolio
MSF Conservative Allocation Portfolio
MSF Conservative to Moderate Allocation Portfolio
MSF Moderate to Aggressive Allocation Portfolio
MSF Aggressive Allocation Portfolio
Metlife Mid Cap Stock Index Portfolio
T.Rowe Price Small Cap Growth Portfolio
T.Rowe Price Large Cap Growth Portfolio
Neuberger Berman Mid Cap Value Portfolio
MFS Value Portfolio (formerly known as Harris Oakmark Large Cap Value Portfolio) Julius Baer International Stock Portfolio (formerly known as FI International Stock Portfolio)
FI Value Leaders Portfolio
Blackrock Money Market Portfolio
Davis Venture Value Portfolio
Jennison Growth Portfolio
Blackrock Aggressive Growth Portfolio
Blackrock Large Cap Value Portfolio
Morgan Stanley EAFE Index Portfolio
MSF Moderate Allocation Portfolio
FI Large Cap Portfolio
Oppenheimer Global Equity Portfolio
FI Mid Cap Opportunities Portfolio
Blackrock Strategic Value Portfolio
Russell 2000 Index Portfolio

In planning and performing our audits of the financial statements of the above listed Portfolios of the Metropolitan Series Fund, Inc. (the "Fund,") as of and for the year ended December 31, 2007, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Fund's internal control over financial reporting, including control activities over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund; and
(3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the funds assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the fund's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Fund's internal controls over financial reporting and their operation, including controls for safeguarding securities' that we consider to be a material weakness as defined above as of December 31, 2007.

This report is intended solely for the information and use of management, the Board of Directors of the Fund and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

Deloitte & Touche LLP
Boston, Massachusetts
February 21, 2008